EXHIBIT 99.2

AGREEMENT BY AND BETWEEN

Cadence Bank, N.A.

Starkville, MS

and

The Comptroller of the Currency

Cadence Bank, N.A., Starkville, MS, (“Bank”) and the Comptroller of the Currency of the United States of America (“Comptroller”) wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

The Comptroller, through his National Bank Examiner, has examined the Bank and the findings are contained in the Report of Examination (“ROE”) dated September 30, 2008.

In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (“Board”), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

ARTICLE I

JURISDICTION

(1) This Agreement shall be construed to be a “written agreement entered into with the agency” within the meaning of
12 U.S.C. § 1818(b)(1).

(2) This Agreement shall be construed to be a “written agreement between such depository institution and such agency” within the meaning of 12 U.S.C. § 1818(e)(1) and 12 U.S.C. § 1818(i)(2).

(3) This Agreement shall be construed to be a “formal written agreement” within the meaning of 12 C.F.R. § 5.51(c)(6)(ii). See 12 U.S.C. § 1831i.

(4) This Agreement shall be construed to be a “written agreement” within the meaning of 12 U.S.C. § 1818(u)(1)(A).

(5) This Agreement is entered into pursuant to 12 U.S.C. § 24a(e) and 12 C.F.R. § 5.39(j)(1).

(6) All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to the:

Assistant Deputy Comptroller

Birmingham Field Office

100 Concourse Parkway, Suite 240

Birmingham, AL 35244

ARTICLE II

COMPLIANCE COMMITTEE

(1) Within thirty (30) days of the date of this Agreement, the Board shall appoint a Compliance Committee of at least five (5) directors, of which no more than one (1) shall be an employee or controlling shareholder of the Bank or any of its affiliates (as the term “affiliate” is defined in 12 U.S.C. § 371c(b)(1)), or a family member of any such person. Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Assistant Deputy Comptroller. The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Agreement.

(2) The Compliance Committee shall meet at least monthly.

(3) Within sixty (60) days of the date of this Agreement and quarterly thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

(a)	a description of the action needed to achieve full compliance with each Article of this Agreement;

(b)	actions taken to comply with each Article of this Agreement; and

(c)	the results and status of those actions.

(4) The Board shall forward a copy of the Compliance Committee’s report, with any additional comments by the Board, to the Assistant Deputy Comptroller within ten (10) days of receiving such report.

ARTICLE III

STRATEGIC PLAN

(1) Within one hundred fifty (150) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written strategic plan for the Bank covering at least a three-year period. The strategic plan shall establish objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development and market segments that the Bank intends to promote or develop, together with strategies to achieve those objectives and, at a minimum, include:

(a)	a mission statement that forms the framework for the establishment of strategic goals and objectives;

(b)	an assessment of the Bank’s present and future operating environment;

(c)	the development of strategic goals and objectives to be accomplished over the short and long term;

(d)	an identification of the Bank’s present and future product lines (assets and liabilities) that will be utilized to accomplish the strategic goals and objectives established in (1)(c) of this Article;

(e)	an evaluation of the Bank’s internal operations, staffing requirements, board and management information systems and policies and procedures for their adequacy and contribution to the accomplishment of the goals and objectives developed under (1)(c) of this Article;

(f)	a management employment and succession program to promote the retention and continuity of capable management;

(g)	product line development and market segments that the Bank intends to promote or develop;

(h)	an action plan to improve bank earnings and accomplish identified strategic goals and objectives, including individual responsibilities, accountability and specific time frames;

(i)	a financial forecast to include projections for major balance sheet and income statement accounts and desired financial ratios over the period covered by the strategic plan;

(j)	control systems to mitigate risks associated with planned new products, growth, or any proposed changes in the Bank’s operating environment;

(k)	specific plans to establish responsibilities and accountability for the strategic planning process, new products, growth goals, or proposed changes in the Bank’s operating environment; and

(l)	systems to monitor the Bank’s progress in meeting the plan’s goals and objectives.

(2) Upon adoption, a copy of the plan shall be forwarded to the Assistant Deputy Comptroller for review and prior written determination of no supervisory objection. Upon receiving a determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall implement and adhere to the strategic plan.

(3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.

ARTICLE IV

CREDIT RISK

(1) Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program to reduce the high level of credit risk in the Bank. The program shall include, but not be limited to:

(a)	procedures to strengthen credit underwriting, particularly in the commercial real estate portfolio;

(b)	procedures to strengthen management of lending operations and to maintain an adequate, qualified staff in all lending functional areas;

(c)	policies and procedures to provide an independent appraisal ordering and review process;

(d)	procedures to enhance the system to track and analyze policy exceptions; and,

(e)	The Board shall submit a copy of the program to the Assistant Deputy Comptroller.

(f)	At least quarterly, the Board shall prepare a written assessment of the Bank’s credit risk, which shall evaluate the Bank’s progress under the aforementioned program. The Board shall submit a copy of this assessment to the Assistant Deputy Comptroller.

(2) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of, and adherence to, the program developed pursuant to this Article.

ARTICLE V

OTHER REAL ESTATE OWNED—ACTION PLANS

(1) Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to action plans for each parcel of Other Real Estate Owned (“OREO”) to ensure that these assets are managed in accordance with 12 U.S.C. § 29 and 12 C.F.R. Part 34, Subpart E. At a minimum, the plans shall:

(a)	identify the Bank officer(s) responsible for managing and authorizing transactions relating to the OREO properties;

(b)	contain an analysis of each OREO property which compares the cost to carry against the financial benefits of near term sale;

(c)	detail the marketing strategies for each parcel;

(d)	identify targeted time frames for disposing each parcel of OREO;

(e)	establish procedures to require periodic market valuations of each property, and the methodology to be used; and

(f)	provide for reports to the Board on the status of OREO properties on at least a quarterly basis.

(2) Upon adoption, the Board shall submit a copy of the plans to the Assistant Deputy Comptroller.

(3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plans developed pursuant to this Article.

ARTICLE VI

CRITICIZED ASSETS

(1) The Bank shall take immediate and continuing action to protect its interest in those assets criticized in the ROE, in any subsequent Report of Examination, by internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination.

(2) Within thirty (30) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written program designed to eliminate the basis of criticism of assets criticized in the ROE, in any subsequent Report of Examination, or by any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination as “doubtful,” “substandard,” or “special mention.” This program shall include, at a minimum:

(a)	an identification of the expected sources of repayment;

(b)	the appraised value of supporting collateral and the position of the Bank’s lien on such collateral where applicable;

(c)	an analysis of current and satisfactory credit information, including cash flow analysis where loans are to be repaid from operations; and

(d)	the proposed action to eliminate the basis of criticism and the time frame for its accomplishment.

(3) Upon adoption, a copy of the program for all criticized assets equal to or exceeding $1.5 million dollars ($1,500,000) shall be forwarded to the Assistant Deputy Comptroller.

(4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

(5) The Board, or a designated committee, shall conduct a review, on at least a quarterly basis, to determine:

(a)	the status of each criticized asset or criticized portion thereof that equals or exceeds $1.5 million dollars ($1,500,000);

(b)	management’s adherence to the program adopted pursuant to this Article;

(c)	the status and effectiveness of the written program; and

(d)	the need to revise the program or take alternative action.

(6) A copy of each review shall be forwarded to the Assistant Deputy Comptroller on a quarterly basis (in a format similar to Appendix A, attached hereto).

(7) The Bank may extend credit, directly or indirectly, including renewals, extensions or capitalization of accrued interest, to a borrower whose loans or other extensions of credit are criticized in the ROE, in any subsequent Report of Examination, in any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination and whose aggregate loans or other extensions exceed $1.5 million ($1,500,000) only if each of the following conditions is met:

(a)	the Board or designated committee finds that the extension of additional credit is necessary to promote the best interests of the Bank and that prior to renewing, extending or capitalizing any additional credit, a majority of the full Board (or designated committee) approves the credit extension and records, in writing, why such extension is necessary to promote the best interests of the Bank; and

(b)	a comparison to the written program adopted pursuant to this Article shows that the Board’s formal plan to collect or strengthen the criticized asset will not be compromised.

(8) A copy of the approval of the Board or of the designated committee shall be maintained in the file of the affected borrower.

ARTICLE VII

INTERNAL LOAN REVIEW

(1) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to systems which provide for effective monitoring of early problem loan identification to assure the timely identification and rating of loans and leases based on lending officer submissions.

(2) Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program providing for independent review of problem loans and leases in the Bank’s loan and lease portfolios for the purpose of monitoring portfolio trends, on at least a quarterly basis. The program shall require a quarterly report to the Board. At a minimum the program shall provide for an independent reviewer’s assessment of the Bank’s:

(a)	monitoring systems for early problem loan identification to assure the timely identification and rating of loans and leases based on lending officer submissions;

(b)	statistical records that serve as a basis for identifying sources of problem loans and leases by industry, size, collateral, division, group, indirect dealer, and individual lending officer;

(c)	system for monitoring previously charged-off assets and their recovery potential;

(d)	system for monitoring compliance with the Bank’s lending policies and laws, rules, and regulations pertaining to the Bank’s lending function; and

(e)	system for monitoring the adequacy of credit and collateral documentation.

(3) A written description of the program called for in this Article shall be forwarded to the Assistant Deputy Comptroller upon implementation.

(4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

(5) The Board shall evaluate the internal loan and lease review report(s) and shall ensure that immediate, adequate, and continuing remedial action, if appropriate, is taken upon all findings noted in the report(s).

(6) A copy of the reports submitted to the Board, as well as documentation of the action taken by the Bank to collect or strengthen assets identified as problem credits, shall be preserved in the Bank.

ARTICLE VIII

INTERNAL AUDIT

(1) Within ninety (90) days, the Board shall ensure that the audit function is supported by an adequately staffed department or outside firm, with respect to both the experience level and number of the individuals employed.

(2) All audit reports shall be in writing. The Board shall ensure that immediate actions are undertaken to remedy deficiencies cited in audit reports, and that auditors maintain a written record describing those actions.

(3) Implement an effective risk assessment process in order to ensure that audits are of sufficient scope, frequency, and depth based on the institution’s risk profile.

ARTICLE IX

COMMERCIAL REAL ESTATE CONCENTRATION RISK MANAGEMENT

(1) Within one hundred and twenty (120) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written commercial real estate (“CRE”) concentration risk management program consistent with OCC Bulletin 2006-46. The program shall include, but not necessarily be limited to, the following:

(a)	Ongoing risk assessments to identify potential CRE concentrations in the portfolio, including exposures to similar or interrelated groups or borrowers;

(b)	Board and management oversight of CRE concentrations, to include:

(i)	policy guidelines and an overall CRE lending strategy, including actions required when the Bank approaches the limits of its CRE guidelines;

(ii)	procedures and controls to effectively adhere to and monitor compliance with the Bank’s lending policies and strategies;

(iii)	regular review of information and reports that identify, analyze, and quantify the nature and level of risk presented by CRE concentrations; and

(iv)	periodic review and approval of CRE risk exposure limits;

(c)	Portfolio management, to include internal lending guidelines and concentration limits that control the Bank’s overall risk exposure to CRE, and a contingency plan to reduce or mitigate concentrations in the event of adverse market conditions.

(d)	Management information systems, to provide sufficient timely information to management to identify, measure, monitor, and manage CRE concentration risk;

(e)	Periodic market analysis, to provide management and the Board with information to assess whether the CRE lending strategy and policies continue to be appropriate in light of changes in CRE market conditions;

(f)	Credit underwriting standards for CRE, to include:

(i)	maximum loan amount by type of property;

(ii)	loan terms;

(iii)	pricing structures;

(iv)	collateral valuation;

(v)	loan-to-value limits by property type;

(vi)	requirements for feasibility studies and sensitivity analysis or stress testing;

(vii)	minimum requirements for initial investment and maintenance of hard equity by the borrower; and

(viii)	minimum standards for property cash flow and debt service coverage for the property;

(g)	Portfolio stress testing and sensitivity analysis of CRE concentrations;

(i)	Credit risk review of CRE, to include an effective, accurate, and timely risk-rating system; and

(ii)	an action plan approved by the Board to reduce the risk of any concentration deemed imprudent in the above analysis.

(2) The Board shall forward a copy of any analysis performed on existing or potential CRE concentrations and any action plan approved by the Board to reduce the risk of exposure to any concentration deemed imprudent after the analyses required by paragraph (1) of this Article to the Assistant Deputy Comptroller immediately following such analysis or the Board’s approval of such action plan.

(3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

ARTICLE X

BROKERED DEPOSITS

(1) The Bank may accept additional Brokered Deposits (as defined by 12 C.F.R. § 337.6(a)(2)) for deposit at the Bank only after obtaining a prior written determination of no supervisory objection from the Assistant Deputy Comptroller.

(2) If the Bank seeks to acquire additional Brokered Deposits, the Board shall apply to the Assistant Deputy Comptroller for written permission. Such application shall contain, at a minimum, the following:

(a)	the dollar volume, maturities, and cost of the Brokered Deposits to be acquired;

(b)	the proposed use of the Brokered Deposits, i.e., short-term liquidity or restructuring of liabilities to reduce cost;

(c)	alternative funding sources available to the Bank; and

(d)	the reasons why the Bank believes that the acceptance of Brokered Deposits does not constitute an unsafe or unsound practice in the Bank’s particular circumstances.

(e)	The Assistant Deputy Comptroller may require the submission of such additional information as necessary to make an informed decision. Upon consideration of the Bank’s application, the Assistant Deputy Comptroller will determine whether the proposed acquisition of Brokered Deposits may be accomplished in a safe and sound manner and may condition the Bank’s acquisition as the Assistant Deputy Comptroller shall deem appropriate.

(f)	Nothing in this article shall relieve the Bank of its obligation under 12 U.S.C. § 1831f to seek necessary approvals from the Federal Deposit Insurance Corporation before accepting Brokered Deposits, and to comply with all of the requirements of 12 U.S.C. § 1831f.

ARTICLE XI

FINANCIAL SUBSIDIARIES

(1) As a result of the findings of the 2008 examination as expressed in the Bank’s most recent ROE, dated September 30, 2008, the Comptroller has determined and notified the Bank that it is no longer in compliance with the conditions and requirements required to maintain control of a financial subsidiary pursuant to 12 U.S.C. § 24a(e)(1) and 12 C.F.R. § 5.39(j)(1).

(2) Upon the effective date of this Agreement, the Bank shall not, directly or indirectly, acquire control of, nor hold an interest in, any new financial subsidiary, nor commence a new activity in its existing financial subsidiary, unless:

(a)	the OCC has made a written determination that the Bank has corrected the circumstances and conditions detailed in the Bank’s ROE that led to the Bank’s noncompliance with the conditions and requirements for a national bank to control, or hold an interest in, a financial subsidiary;

(b)	the Assistant Deputy Comptroller has made a written determination of no supervisory objection to the proposed activity in the Bank’s existing financial subsidiary or acquisition of control of, or interest in, a new financial subsidiary; and

(c)	the Bank has obtained the OCC’s written approval for the proposed activity or acquisition of control through the procedures set forth in 12 C.F.R. § 5.39(i).

(3) The Board shall ensure that the Bank complies with all the requirements and safeguards set forth in 12 U.S.C. § 24a and 12 C.F.R. § 5.39 for a national bank that has established or maintains a financial subsidiary.

ARTICLE XII

FINANCIAL SUBSIDIARY ACTION PLAN

(1) The Board shall direct management to undertake and complete all steps necessary to correct the circumstances and conditions, as noted in the Bank’s ROE dated September 30, 2008, resulting in the Bank’s noncompliance with the conditions and requirements set forth in 12 U.S.C. § 24a and 12 C.F.R. § 5.39 for a national bank that maintains a financial subsidiary.

(2) Within one hundred fifty (150) days of the effective date of this Agreement, the Board shall develop and adopt a written plan that:

(a)	explains the specific actions that Bank management will take to correct the circumstances and conditions, as noted in the Bank’s ROE, resulting in the Bank’s noncompliance with the conditions and requirements for a national bank that maintains a financial subsidiary;

(b)	specifies how the Board will ensure Bank management’s implementation of the plan; and

(c)	sets forth a timetable for the implementation of each action specified in the plan.

(3) Upon completion of the plan, the Board shall submit the plan to the Assistant Deputy Comptroller for a prior written determination of no supervisory objection. Upon receiving a written determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall immediately implement and adhere to the plan.

(4) The plan shall be implemented pursuant to the time frames set forth within the plan unless events dictate modifications to the plan. Where the Board considers modifications appropriate, those modifications shall be submitted to the Assistant Deputy Comptroller for prior written determination of no supervisory objection. Upon receiving a written determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall implement and adhere to the revised plan.

(5) If, after one hundred eighty (180) days following the Bank’s receipt of the Comptroller’s notice in the Bank’s ROE dated September 30, 2008, the Comptroller determines, in his sole discretion, that the circumstances and conditions, as detailed in the Bank’s ROE, that led to the Bank’s noncompliance with the conditions and requirements for a national bank to control, or hold an interest in, a financial subsidiary have not been corrected, and the Bank has not made significant progress towards the correction of those circumstances and conditions, the Bank agrees, if it is directed to do so by the Comptroller, to:

(a)	divest control of its financial subsidiary pursuant to 12 U.S.C. § 24a(e)(4) and 12 C.F.R. § 5.39(j)(1)(iv), and/or

(b)	comply with any additional limitations or conditions on the conduct of the Bank, its affiliates, and/or its financial subsidiary pursuant to 12 U.S.C. § 24a(e)(3) and 12 C.F.R. § 5.39(j)(1)(iii).

ARTICLE XIII

CLOSING

(1) Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or prior written determination of no supervisory objection, the Board has the ultimate responsibility for proper and sound management of the Bank.

(2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him/her by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

(3) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

(4) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

(5) In each instance in this Agreement in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a)	authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement;

(b)	require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement;

(c)	follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(d)	require corrective action be taken in a timely manner of any non-compliance with such actions.

(6) This Agreement is intended to be, and shall be construed to be, a supervisory “written agreement entered into with the agency” as contemplated by 12 U.S.C. § 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract. The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.

/s/ Julie Pleimling	April 17, 2009
Julie Pleimling Assistant Deputy Comptroller Birmingham Field Office	Date

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Mark A. Abernathy Mark A. Abernathy	April 17, 2009 Date

/s/ David C. Byars David C. Byars	April 17, 2009 Date

/s/ Robert S. Caldwell, Jr. Robert S. Caldwell, Jr.	April 17, 2009 Date

/s/ Robert L. Calvert, III Robert L. Calvert, III	April 17, 2009 Date

/s/ Robert A. Cunningham Robert A. Cunningham	April 17, 2009 Date

/s/ J. Nutie Dowdle J. Nutie Dowdle	April 17, 2009 Date

/s/ James C. Galloway James C. Galloway	April 17, 2009 Date

/s/ James D. Graham James D. Graham	April 17, 2009 Date

/s/ Clifton S. Hunt Clifton S. Hunt	April 17, 2009 Date

/s/ Dan R. Lee Dan R. Lee	April 17, 2009 Date

/s/ Lewis F. Mallory, Jr. Lewis F. Mallory, Jr.	April 17, 2009 Date

/s/ Allen B. Puckett, III. Allen B. Puckett, III.	April 17, 2009 Date

/s/ Sammy J. Smith Sammy J. Smith	April 17, 2009 Date

/s/ H. Stokes Smith H. Stokes Smith	April 17, 2009 Date

APPENDIX A

Cadence Bank, N.A.

Starkville, Mississippi

CRITICIZED ASSET REPORT AS OF:

BORROWER(S):

ASSET BALANCE(S) AND OCC RATING (SM, SUBSTANDARD, DOUBTFUL OR LOSS):

$	CRITICISM

AMOUNT CHARGED OFF TO DATE

FUTURE POTENTIAL CHARGE-OFF

PRESENT STATUS (Fully explain any increase in outstanding balance; include past due status, nonperforming, significant progress or deterioration, etc.):

FINANCIAL AND/OR COLLATERAL SUPPORT (include brief summary of most current financial information, appraised value of collateral and/or estimated value and date thereof, bank’s lien position and amount of available equity, if any, guarantor(s) info, etc.):

PROPOSED PLAN OF ACTION TO ELIMINATE ASSET CRITICISM(S) AND TIME FRAME FOR ITS ACCOMPLISHMENT:

IDENTIFIED SOURCE OF REPAYMENT AND DEFINED REPAYMENT PROGRAM (repayment program should coincide with source of repayment):

Use this form for reporting each criticized asset that exceeds dollars ($ ) and retain the original in the credit file for review by the examiners. Submit your reports (quarterly) until notified otherwise, in writing, by the Assistant Deputy Comptroller.